UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 13, 2012
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Daktronics, Inc.
(Exact name of registrant as specified in its charter)
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South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

This Current Report on Form 8-K (the “Report”) contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this Report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012 in the section entitled “Item 1A. Risk Factors”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	William R. Retterath, the Chief Financial Officer and Treasurer of Daktronics, Inc. (the “Company”), departed the Company, effective September 10, 2012.

(c)
On September 10, 2012, the Company appointed Sheila Anderson as the Chief Financial Officer and Treasurer of the Company. Ms. Anderson, age 39, has served as the Company's Corporate Controller since July 2006 and has been employed by the Company since July 2002, when she joined the Company as a senior accountant. Ms. Anderson holds a Bachelor's of Science in Accounting from Southwest Minnesota State University and is pursuing a Master's in Business Administration from the University of South Dakota.

(e)
On September 12, 2012, the Company's Board of Directors approved the compensation terms of Ms. Anderson's employment as the Company's Chief Financial Officer and Treasurer. She will receive a base salary of $162,000.00 per year. She also will participate in the Company's non-equity variable compensation plan in which the Company's other executive officers participate. The non-equity-based incentive compensation plan is a formula-based variable cash compensation plan, with no payouts if operating margin is less than 2.5 percent. The targeted level of variable cash compensation varies from an amount equal to three months of base salary to 7.5 months of base salary for each executive officer. The maximum level of the variable cash compensation is 120 percent of the targeted level of variable cash compensation. The maximum amount is determined by the Compensation Committee based on comparable companies identified by the Compensation Committee, current economic conditions, opportunities for increased earnings, and projected results for the year. The Board also approved a bonus of $30,000.00 to be paid to Ms. Anderson on the Company's last pay date in September 2013 if she continues to be employed at the Company as its Chief Financial Officer and Treasurer through that date. Ms. Anderson is not subject to a separate employment agreement.

On September 12, 2012, the Company granted to Ms. Anderson an incentive stock option to purchase 6,000 shares of the Company's common stock and 1,200 restricted stock units with respect to the Company's common stock under the Company's 2007 Stock Incentive Plan. The option has a term of 10 years and an exercise price equal to the closing price of the Company's common stock on September 12, 2012 as quoted on The NASDAQ Global Select Market. The restricted stock units have a term of 10 years. The option and the restricted stock units vest in five equal installments over five years starting August 22, 2013 if Ms. Anderson is an employee of the Company on those dates.

Item 9.01.  Financial Statements and Exhibits.

(d)    The following exhibit is filed as part of this Report:

99.1 Press release dated September 13, 2012 announcing change of Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/James B. Morgan
James B. Morgan, Chief Executive Officer (Principal Executive Officer)
Date: September 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	99.1 Press release dated September 13, 2012 announcing change of Chief Financial Officer.